Exhibit 23.1

                             Batcher & Zarcone, LLP
                           4190 Bonita Road, Suite 205
                                Bonita, CA 91902
                                 (619) 475-7882


January 18, 2005

Board of Directors
Sandpointe Group, Inc.
8033 W. Sunset Blvd., #541
Hollywood,  CA  90046

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Sandpointe Group, Inc.

Dear Gentlemen:

I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of my legal opinion dated October 26, 2004 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                        Sincerely,

                                        BATCHER & ZARCONE, LLP

                                        /s/ Karen A. Batcher, Esq..